EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 No. 333-69807 and No. 333-3124) related to the 1993 Stock Option and Restricted Stock Plan of Omega Healthcare Investors, Inc., as Amended and Restated;
(2)	Registration Statement (Form S-8 No. 333-61354) related to the 2000 Stock Incentive Plan of Omega Healthcare Investors, Inc.;
(3)	Registration Statement (Form S-8 No. 333-117656) related to the 2004 Stock Incentive Plan of Omega Healthcare Investors, Inc.;
(4)	Registration Statement (Form S-3 No. 333-162083) related to the Dividend Reinvestment and Common Stock Purchase Plan of Omega Healthcare Investors, Inc.; and
(5)	Registration Statement (Form S-3 No. 333-150183 and No. 333-164367) of Omega Healthcare Investors, Inc.

of our reports dated March 1, 2010, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. and the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 1, 2010